UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004 (November 23, 2004)

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 23, 2004, Isle of Capri Casinos, Inc. (the "Company"), various lenders and Canadian Imperial Bank of Commerce, as administrative agent for the lenders, entered into the Fourth Amendment (the "Amendment") to the Company’s Second Amended and Restated Credit Agreement (the "Credit Agreement") to amend certain financial covenants. Specifically, Consolidated Total Leverage Ratio levels were increased for the second Fiscal Quarter of Fiscal Year 2005 through the second Fiscal Quarter of Fiscal Year 2006 and the Minimum Fixed Charge Coverage Ratio levels were decreased for the second Fiscal Quarter of Fiscal Year 2005 through the second Fiscal Quarter of Fiscal Year 2006, in each case as described in the Amendment, and the maximum amount allowed for Consolidated Capital Expenditures during any Fiscal Year was increased from $40.0 million to $50.0 million. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Second Amended and Restated Credit Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: November 24, 2004	By:	/s/ REXFORD A. YEISLEY
	Name:	Rexford A. Yeisley
	Title:	Senior Vice President and Chief Financial Officer